Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Cereplast, Inc. of our report dated March 31, 2011, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Cereplast, Inc. for the year ended December 31, 2010.
We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ HJ Associates & Consultants, LLP
Salt Lake City, Utah
June 15, 2011